Exhibit 10.1

                        WAIVER AND AMENDMENT NUMBER THREE
                                       TO
                           LOAN AND SECURITY AGREEMENT


     This Waiver and Amendment Number Three to Loan and Security Agreement (this "Amendment") is entered into as of May 12, 2005, by and among, on the one hand, ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("Parent"), PUBLISHERS GROUP WEST INCORPORATED, a California corporation, and PUBLISHERS GROUP INCORPORATED, a California corporation (collectively, "Borrowers"), and, on the other hand, the lenders identified on the signature pages to the Agreement (as defined below) ("Lenders"), and WELLS FARGO FOOTHILL, INC., a California corporation ("Agent"), as the arranger and administrative agent for the Lenders, in light of the following:

     A. Borrowers and the Lender Group have previously entered into that certain Loan and Security Agreement, dated as of April 27, 2004 (as amended by the First Amendment, and the Second Amendment the "Agreement"), that certain Amendment Number One to Loan and Security Agreement, dated as of October 8, 2004 (the "First Amendment"), and that certain Amendment Number Two to Loan and Security Agreement, dated as of February 28, 2005 (the "Second Amendment").

     B. Borrowers and the Lender Group desire to further amend the Agreement as provided for and on the conditions herein.

     NOW, THEREFORE, Borrowers and the Lender Group hereby amend and supplement the Agreement as follows:

     1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     2. AMENDMENTS.

     (a) The "Exhibits and Schedules" page to the Agreement shall be amended and restated in its entirety as set forth on Exhibit A attached hereto.

     (b) Schedules C-1, 5.5, 5.7(a), 5.7(b), 5.7(c), 5.8(b), 5.8(c), 5.10, 5.18
and 5.20 to the Agreement shall be amended and restated in their entirety as set forth on Exhibit B attached hereto.

     (c) Section 1.1 of the Agreement is hereby amended as follows:

        (i) The defined term "Applicable Margin" is hereby amended and restated in its entirety as follows:

          "Applicable Margin" means, with respect to Base Rate Loans or LIBOR Rate Loans, as the case may be, as of any date of determination, the margin set forth in the following table that corresponds to the most recent TTM EBITDA calculation (determined as set forth in the following paragraph) for the most recently completed fiscal quarter of Parent; provided, however, that for the period from May 12, 2005 through the date Agent receives a Compliance Certificate in respect of the covenant testing period ending June 30, 2005, the Applicable Margin shall be the Base Rate plus 1.50%:

--------------------------------------------------------------------------------
                                              Margin above          Margin above
 Level            TTM EBITDA                    Base Rate            LIBOR Rate
--------------------------------------------------------------------------------
   I      greater than $20,000,000                0.00%                 1.75%
--------------------------------------------------------------------------------
   II     greater than $15,000,000                0.50%                 2.25%
          but less than or equal to
          $20,000,000
--------------------------------------------------------------------------------
  III     greater than $10,000,000                1.00%                 2.75%
          but less than or equal to
          $15,000,000
--------------------------------------------------------------------------------
   IV     less than or equal to                   1.50%                 2.75%
          $10,000,000
--------------------------------------------------------------------------------

     The Applicable Margin shall be based upon the most recent TTM EBITDA calculation and shall be redetermined each fiscal quarter of Parent as of the first day of the month following the date Agent receives the certified calculation of TTM EBITDA in a Compliance Certificate pursuant to Section 6.3(a)(ii) hereof; provided, however, that if Borrower fails to provide the Compliance Certificate when due, the Applicable Margin shall be the margin in the row styled "Level IV" as of the first day of the month following the date on which the Compliance Certificate was required to be delivered until the first day of the month following the date on which it is delivered (on which date (but not rectroactively), without constituting a waiver of any Default or Event of Default caused by the failure to timely deliver the Compliance Certificate, the Applicable Margin shall be set at a margin based upon the TTM EBITDA calculation set forth therein.

        (ii) The defined term "Applicable Prepayment Premium" is hereby amended and restated in its entirety as follows:

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to, (i) during the period from and after the date of the execution and delivery of the Second Amendment up to and including April 30, 2006, 1.0% times the Maximum Revolver Amount, and (ii) during the period from and after April 30, 2006 up to and including April 30, 2007, 0.50% times the Maximum Revolver Amount; provided, however, that if this Agreement is terminated and the Obligations prepaid as a result of refinancing by a commercial banking unit of Wells Fargo, then the Applicable Prepayment Premium shall be $0.

        (iii) The defined term "Borrowing Base" is hereby amended and restated in its entirety as follows:

          "Borrowing Base" means, as of any date of determination, the result of:

          (a) the lesser of:

            (i) 85% of the amount of Eligible Accounts, and

            (ii) an amount equal to Borrowers' Collections with respect to Accounts for the immediately preceding 45 day period, plus

          (b) the lowest of:

            (i) $30,000,000,

            (ii) 35% of the value of Eligible Inventory,

            (iii) 80% times the then extant Net Liquidation Percentage times the book value of Borrowers' Inventory, and

            (iv) 50% of the amount of credit availability created by clause (a) above, minus

          (c) the sum of (i) the Inventory Availability Block, (ii) the Bank Product Reserve, (iii) the Dilution Reserve, and (iv) reserves established by Agent under Section 2.1(b).

            (iv) The defined term "Cash Dominion Triggering Event" is hereby amended and restated in its entirety as follows:

              "Cash Dominion Triggering Event" means the occurrence of any of the following (i) an Event of Default, or (ii) Availability is less than $20,000,000.

            (v) The defined term "Collateral Reporting Triggering Event" is deleted.

            (vi) The defined term "Eligible Accounts" is hereby amended by deleting clause (i) therein in its entirety and replaced with the following:

              (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (or, with respect to Costco, 45%, or, with respect to each of Sam's Club and BJ's Wholesale, 35%) of Eligible Accounts (with all such percentages, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (vii) The defined term "Eligible Inventory" is hereby added to the Agreement in the appropriate alphabetic order and shall read as follows:

              "Eligible Inventory" means Inventory of Borrowers consisting of first quality finished goods held for sale in the ordinary course of Borrowers' business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

              (a) a Borrower does not have good, valid, and marketable title thereto,

              (b) it is not located at one of the locations in the continental United States set forth on Schedule E-1 (or in-transit from one such location to another such location),

              (c) it is not subject to a valid and perfected first priority Agent's Lien,

              (d) it consists of goods that are obsolete or slow moving, restrictive or custom items (other than books that are printed and bound for Borrower in a proprietary format), work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment,

              (e) such Inventory is subject to a license agreement or other arrangement with a third party which restricts in any material respects the ability of the Agent to exercise its rights under this Agreement with respect to such Inventory, or

              (f) such Inventory is Inventory which is held by a Borrower for return to a vendor in accordance with the terms of any agreement between such Borrower and vendor.

provided, however, that, with respect to Inventory located at a leased facility or a public warehouse at which the Borrowers maintain Inventory in the event the Borrowers are not able to obtain a Collateral Access Agreement duly executed by the landlord or warehouseman at such facility or public warehouse, as applicable, the aggregate amount of "Eligible Inventory" shall, upon five (5) Business Days' prior written notice to and following good faith consultation with the Borrowers, be reduced by an inventory reserve determined from time to time by the Agent in its commercially reasonable credit judgment on a basis consistent with credit procedures for lending and in an amount equal to the lesser of (A) three (3) months rent for such leased facility or public warehouse or (B) the aggregate value of the Eligible Inventory located at such leased facility or public warehouse.

            (viii) The defined term "Fee Letter" is hereby amended and restated in its entirety as follows:

              "Fee Letter" means that certain amended and restated fee letter, dated as of May 12, 2005, between Borrowers and Agent, in form and substance satisfactory to Agent.

            (ix) The defined term "Financial Covenant Triggering Event" is deleted.

            (x) The defined term "First Amendment" is hereby added to the Agreement in the appropriate alphabetic order and shall read as follows:

              "First Amendment" means that certain Amendment Number One to Loan and Security Agreement dated as of October 8, 2004 by and among the Borrowers and Agent.

            (xi) The defined term "Inventory Availability Block" is hereby added in the appropriate alphabetic order and shall read as follows:

              "Inventory Availability Block" means a reserve in an amount equal to the amount of credit availability created by clause (b) of the definition of "Borrowing Base"; provided, however, that such reserve shall be eliminated upon Agent's receipt of an Inventory appraisal performed by Hilco Appraisal Services, Inc.

            (xii) The defined term "Maximum Revolver Amount" is hereby amended and restated in its entirety as follows:

              "Maximum Revolver Amount" means $90,000,000.

            (xiii) The defined term "Net Liquidation Percentage" is hereby added to the Agreement in the appropriate alphabetic order and shall read as follows:

              "Net Liquidation Percentage" means the percentage of the book value of Borrowers' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

            (xiv) The defined term "Required Lenders" is hereby amended and restated in its entirety as follows:

              "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) equal or exceed 66-2/3%, but in any event no fewer than two Lenders if there exist at least two Lenders at such time.

            (xv) The defined term "Second Amendment" is hereby added to the Agreement in the appropriate alphabetic order and shall read as follows:

              "Second Amendment" means that certain Amendment Number Two to Loan and Security Agreement, dated as of February 28, 2005 by and among the Borrowers and Agent.

            (xvi) The defined term "Third Amendment" is hereby added to the Agreement in the appropriate alphabetic order and shall read as follows:

              "Third Amendment" means that certain Waiver and Amendment Number Three to Loan and Security Agreement, dated as of May 12, 2005 by and among the Borrowers and Agent.

          (d) The second paragraph of Section 2.6(a) of the Agreement is hereby amended and restated in its entirety as follows:

            The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4.50%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

          (e) Section 2.11(c) of the Agreement is hereby amended and restated in its entirety as follows:

            (c) Audit, Appraisal, and Valuation Charges; Annual Appraisals. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each collateral audit of a Borrower performed by personnel employed by Agent, which collateral audits may be performed as frequently as Agent deems necessary, provided, however, Borrowers shall not be obligated to reimburse Agent for more than 2 collateral audits during any calendar year (with additional collateral audits at the Agent's expense), (ii) if implemented, a fee of $850 per day, per applicable individual, plus out of pocket expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers or their Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Borrowers' and their Subsidiaries' business valuation. Agent shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Agent: (1) except as provided in clauses
(2) and (3) below, once during any year following the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base, (2) at any time following an appraisal, the results of which are not satisfactory to Agent, and (3) at any time following the occurrence of an Event of Default which is continuing.

          (f) The first paragraph of Section 2.12(a) of the Agreement is hereby amended and restated in its entirety as follows:

            (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal, or extension of any outstanding Letter of Credit shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

              (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

              (ii) the Letter of Credit Usage would exceed $30,000,000, or

              (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances.

          (g) Section 2.13(b)(i) of the Agreement is hereby amended and restated in its entirety as follows:

              (i) Administrative Borrower may, at any time and from time to time, so long as (1) no Event of Default has occurred and is continuing, and (2) TTM EBITDA is greater than $10,000,000, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

          (h) Section 5.3 of the Agreement is hereby amended and restated in its entirety as follows:

            5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects. As to each item of Inventory that is identified by Administrative Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

          (i) The table in Section 6.2 of the Agreement is hereby amended and restated in its entirety as follows:

================================================================================
Weekly              (a)  a sales journal, collection journal, and credit
                         register since the last such schedule, a report regarding credit memoranda that have been issued since the last such report, and a calculation of the Borrowing Base as of such date, and

                    (b)  Inventory reports specifying the cost of Borrowers' and their Subsidiaries Inventory, by category, and
--------------------------------------------------------------------------------
Monthly (not later  (c)  a detailed calculation of the Borrowing Base (including
than the 10th day        detail regarding those Accounts of Borrowers that are
of each month)           not Eligible Accounts),

                    (d) a detailed aging, by total, of the Accounts of Borrowers, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, and together with a reconciliation to the general ledger,

                    (e) a summary aging, by vendor, of Borrowers' and their Subsidiaries' accounts payable, accrued expenses, held check listing and any book overdraft, together with a reconciliation to the general ledger,

                    (f)  a detailed report regarding Borrowers' and their
                         Subsidiaries' cash and Cash Equivalents including an
                         indication of which amounts constitute Qualified Cash,
                         and
--------------------------------------------------------------------------------
Quarterly           (g)  a detailed list of each Borrower's and each of its
                         Subsidiaries' customers,

                    (h)  a report regarding each Borrower's and each of its
                         Subsidiaries' accrued, but unpaid, ad valorem taxes,
                         and
--------------------------------------------------------------------------------
Upon request by     (i)  copies of invoices in connection with Borrowers' and
Agent                    their Subsidiaries' Accounts, credit memos, remittance
                         advices, deposit slips, shipping and delivery documents in connection with Borrowers' and their Subsidiaries'
                         Accounts and, for Inventory and Equipment acquired by Borrowers or their Subsidiaries, purchase orders and invoices,

                    (j) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent may request, and

                    (k) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers' and their Subsidiaries' Accounts.
================================================================================

     (j) Section 7.18 of the Agreement is hereby amended and restated in its entirety as follows:

        7.18 Financial Covenants.

          (a) Fail to maintain or achieve:

            (i) Minimum EBITDA. EBITDA, measured on a quarterly basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------
            Applicable Amount                           Applicable Period
--------------------------------------------------------------------------------
               ($4,600,000)                           For the 3 month period
                                                        ending June 30 2005
--------------------------------------------------------------------------------
               $(1,949,000)                          For the 6 month period
                                                    ending September 30, 2005
--------------------------------------------------------------------------------
               $10,212,000                           For the 9 month period
                                                     ending December 31, 2005
--------------------------------------------------------------------------------
                $7,265,000                           For the 12 month period
                                                      ending March 31, 2006
--------------------------------------------------------------------------------
 The "Applicable Amount(s)" for such future     For the trailing 12 month period
periods shall be determined by Agent in its     ending on the last day of each
  sole discretion based upon, among other       fiscal quarter of Administrative
 things, the Projections to be delivered to           Borrower thereafter.
  Agent (pursuant to Section 6.3(c) of the
   Agreement) prior to the commencement of
Parent's 2007 fiscal year. Within 30 days of
 Agent's receipt of such Projections, Agent
  shall advise Borrowers in writing of such
       future "Applicable Amount(s)".
--------------------------------------------------------------------------------

          (b) Make:

            (ii) Capital Expenditures. Capital Expenditures in excess of $8,441,000 for Parent's 2006 fiscal year. For Parent's fiscal years 2007 and beyond such amount shall be determined by Agent in its sole discretion based upon, among other things, the Projections to be delivered to Agent (pursuant to Section 6.3(c) of the Agreement) prior to the commencement of Parent's 2007 fiscal year. Within 30 days of Agent's receipt of such Projections, Agent shall advise Borrowers in writing of such future amounts.

     3. WAIVER. Borrowers hereby request and Agent and the Lenders hereby agree to waive, effective as of April 29, 2005, the Cash Dominion Triggering Event and the Collateral Reporting Triggering Event that occurred on April 29, 2005 as a result of Borrowing Base Availability being less than $10,000,000.

     4. EXTENSIONS. Pursuant to Section 6.3(d) of the Agreement, Borrowers are required to deliver to Agent, with copies to each Lender, certain consolidated financial statements of Parent and its Subsidiaries for each fiscal year, audited by independent certified public accountants. Borrowers hereby request and Agent and the Lenders hereby agree to extend to July 31, 2005 the date that the Borrowers are required to deliver such financial statements for Parent's fiscal year ending March 31, 2004. In addition, Borrower hereby request and Agent and the Lenders hereby agree to extend to October 31, 2005 the date that the Borrowers are required to deliver such financial statements for Parent's fiscal year ending March 31, 2005.

     5. REPRESENTATIONS AND WARRANTIES. Borrowers hereby affirm to the Lender Group all of Borrowers' representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

     6. NO DEFAULTS. Borrowers hereby affirm to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.

     7. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon: (i) the receipt by Agent of a fully executed copy of this Amendment and the Fee Letter; (ii) payment to Agent of fees payable under the Fee Letter, which fees will be charged to Borrowers' Loan Account pursuant to
Section 2.6(d) of the Agreement; (iii) the receipt by Agent of a certificate of status with respect to each Borrower, dated within 10 days of this Amendment, such certificate to be issued by an appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction; (iv) completion of Agent's business, legal and collateral due diligence, the results of which are satisfactory to Agent; and (v) review of Borrowers' business plan, the results of which are satisfactory to Agent.

     8. CONDITIONS SUBSEQUENT. The failure to satisfy any of the following conditions subsequent shall constitute an Event of Default:

        (a) Within 15 days of the Amendment, Agent shall have received (i) updated Schedules 5.16 and 5.18 to the Agreement, (ii) an Amendment to Memorandum of Security Interest in Intellectual Property with schedules attached thereto, and (iii) an opinion of Borrowers' counsel in form and substance satisfactory to Agent; and

        (b) Within 30 days of the Amendment, Agent shall have received certificates of status with respect to each Borrower, each dated within 30 days of this Amendment, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing.

     9. COSTS AND EXPENSES. Borrowers shall pay to Agent all of the Lender Group's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

     10. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

     11. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

                         [Signature follow on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                 WELLS FARGO FOOTHILL, INC.,
                                 a California corporation, as Agent and a Lender

                                 By:    /s/ Daniel Whitwer
                                        ----------------------------------------
                                 Title: Vice President
                                        ----------------------------------------

                                 ADVANCED MARKETING SERVICES, INC.,
                                 a Delaware corporation

                                 By:    /s/ Curtis R. Smith
                                        ----------------------------------------
                                 Title: EVP, CFO
                                        ----------------------------------------

                                 PUBLISHERS GROUP WEST
                                 INCORPORATED, a California corporation

                                 By:    /s/ Curtis R. Smith
                                        ----------------------------------------
                                 Title: EVP, CFO
                                        ----------------------------------------

                                 PUBLISHERS GROUP INCORPORATED,
                                 a California corporation

                                 By:    /s/ Curtis R. Smith
                                        ----------------------------------------
                                 Title: EVP, CFO
                                        ----------------------------------------

                                    Exhibit A

                             EXHIBITS AND SCHEDULES


Exhibit A-1     Form of Assignment and Acceptance
Exhibit C-1     Form of Collateral Access Agreement (Landlord Waiver)
Exhibit C-2     Form of Compliance Certificate
Exhibit L-1     Form of LIBOR Notice

Schedule A-1    Agent's Account
Schedule C-1    Commitments
Schedule D-1    Designated Account
Schedule E-1    Eligible Inventory Locations
Schedule P-1    Permitted Investments
Schedule P-2    Permitted Liens
Schedule R-1    Real Property Collateral
Schedule 2.7(a) Cash Management Banks
Schedule 5.5    Locations of Inventory and Equipment
Schedule 5.7(a) States of Organization
Schedule 5.7(b) Chief Executive Offices
Schedule 5.7(c) Organizational Identification Numbers
Schedule 5.7(d) Commercial Tort Claims
Schedule 5.8(b) Capitalization of Borrowers
Schedule 5.8(c) Capitalization of Borrowers' Subsidiaries
Schedule 5.10   Litigation
Schedule 5.14   Environmental Matters
Schedule 5.16   Intellectual Property
Schedule 5.18   Deposit Accounts and Securities Accounts
Schedule 5.20   Permitted Indebtedness


                                    Exhibit A

                                  Schedule C-1
                                  ------------

                                   Commitments


================================================================================

          Lender                                             Revolver Commitment
================================================================================
Wells Fargo Foothill, Inc.                                       $90,000,000
================================================================================

================================================================================

================================================================================

================================================================================

================================================================================
All Lenders                                                      $90,000,000
================================================================================